UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: January 31, 2008 Estimated average burden hours per response. . 38.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 7, 2005

SOUTHWEST CASINO CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-50572	87-0686721
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2001 Killebrew Drive, Suite 350, Minneapolis, MN		55425
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		952-853-9990

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)           In connection with the election of new independent directors, on December 7, 2005, the Southwest Casino Corporation Board of Directors accepted resignations from the board of two non-independent directors, Thomas Fox and Jeffrey Halpern.  Thomas Fox will continue with Southwest as its President and CFO and Jeffrey Halpern will continue as the Vice President of Government Affairs and corporate secretary.

(d)           On December 7, 2005, the Southwest Casino Corporation Board of Directors set the number of members of the board at five and elected four new independent (as defined under the rules of the NASDAQ) directors.  Southwest’s Board of Directors now consists of four independent directors and James Druck, Southwest’s CEO.

The four new independent directors are David Abramson, Gus Chafoulias, Jim Holmes and Gregg Shatzman.  Mr. Abramson will chair Southwest’s Audit Committee and, under Item 401(e) of Regulation S-B under the Securities Exchange Act of 1934, as amended, Mr. Abramson is an audit committee financial expert.  Mr. Chafoulias is a long-time shareholder of Southwest and was one of several investors who guaranteed a portion of a recent $2.5 million term loan from Crown Bank to Southwest.  In consideration of that guarantee, Southwest granted Mr. Chafoulias a warrant to purchase 150,000 shares of Southwest common stock with an exercise price of $0.50 per share.  None of Messrs. Abramson, Holmes or Schatzman has a direct or indirect interest in any existing or currently proposed transaction to which Southwest is or may become a party.  Except for Mr. Abramson’s participation on the Audit Committee, committee assignments for the new board have not been determined.

Pending approval by the National Indian Gaming Commission, the newly appointed board members have agreed not to take any action related to Southwest’s NIGC-approved gaming management agreement with the Cheyenne and Arapaho Tribes of Oklahoma.

On December 7, 2005, Southwest Casino Corporation issued a press release announcing the election of the independent members to its board and the resignations of two non-independent directors, who will continue as officers and employees of Southwest.  A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.	Description

99.1	Press Release of Southwest Casino Corporation issued December 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST CASINO CORPORATION

Date: December 7, 2005

	By:	/s/ Thomas E. Fox
Name: Thomas E. Fox
Title: President